UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, Suite 100, West Des Moines, IA 50266

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 12, 2007, FCStone Group, Inc. (the “Company”) announced its results of operations and financial condition for the third quarter ended May 31, 2007. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.

The information in this Item of this current report on Form 8-K, including the exhibit, is being furnished and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On July 10, 2007, the Company’s Board of Directors approved a three-for-two stock split of the Company’s common stock to be distributed in the form of a 50% stock dividend. The Company’s stockholders of record at the close of business on September 17, 2007 will receive one additional share for every two shares of common stock held on that date. The Company intends to distribute the shares on September 27, 2007. The stock split will increase the number of shares of the Company’s common stock outstanding from approximately 18.3 million to approximately 27.5 million.

Item 9.01	Financial Statements and Exhibits.

Number	Description
99.1	Press Release, dated July 12, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: July 12, 2007	By:	/s/ Robert V. Johnson
Robert V. Johnson
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated July 12, 2007

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